Exhibit 5.1

Stevens & Lee

Lawyers & Consultants

111 N. Sixth Street
Reading, PA 19601
(610) 478-2000 Fax (610) 376-5610
www.stevenslee.com

July 17, 2015

Two River Bancorp

766 Shrewsbury Avenue

Tinton Falls, NJ 07724

Re: Shelf Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Two River Bancorp (the “Company”) in connection with the registration by the Company of up to an aggregate of $30,000,000 of securities (the “Securities”), consisting of any of the following: (i) debt securities of the Company, whether senior or subordinated (collectively, “Debt Securities”); (ii) shares of common stock, no par value, of the Company (“Common Stock”); (iii) shares of preferred stock, no par value, of the Company (“Preferred Stock”); and (iv) warrants to purchase Common Stock or Preferred Stock of the Company (“Warrants”). The Securities are being registered under a Registration Statement on Form S-3 (the “Registration Statement”) that is being filed on July     , 2015, with the Securities and Exchange Commission (the “Commission”) by the Company pursuant to the Securities Act of 1933, as amended (the “Act”). This opinion letter is Exhibit 5.1 to the Registration Statement.

The Securities are to be issued, separately or together, in one or more series and are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

In providing the opinions set forth below, we have examined and relied on originals or copies of:

1. the certificate of incorporation of the Company, as amended to date, as certified by the Corporate Secretary of the Company;

2. the bylaws of the Company, as amended to date, as certified by the Corporate Secretary of the Company;

3. a corporate subsistence certificate, dated July 13, 2015, issued by the Secretary of State of the State of New Jersey; and

4. resolutions adopted by the board of directors at a meeting of the board of directors of the Company held on July 15, 2015, certified as true, correct, complete and currently in effect on the date hereof by the Chief Financial Officer of the Company.

Philadelphia   •   Reading   •   Valley Forge   •   Lehigh Valley   •   Harrisburg   •   Lancaster   •   Scranton
Wilkes-Barre   •   Princeton   •   Charleston   •   New York   •   Wilmington
A PROFESSIONAL CORPORATION

Stevens & Lee

Lawyers & Consultants

Two River Bancorp

July 17, 2015

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, it is our opinion that:

(1)

When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the board of directors, for the consideration approved by the board of directors (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.

(2)

Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the board of directors of the Company and the proper filing with the New Jersey Department of the Treasury, Division of Revenue and Enterprise Services of an amendment to the Company’s certificate of incorporation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of shares of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of any par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

(3)

When any indentures between the Company and a trustee and any supplemental indenture thereto to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by a trustee and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the applicable indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with such indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

Stevens & Lee

Lawyers & Consultants

Two River Bancorp

July 17, 2015

(4)

When a warrant purchase agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by a warrant agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with such warrant agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with such warrant agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

In addition to any other assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

(a) Our opinions herein reflect only the application of applicable laws of the State of New Jersey that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement.  The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise.  In delivering this opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

(b) The opinions set forth above are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, receivership, rearrangement, liquidation, conservatorship and other similar laws or equitable principles affecting or related to the rights and remedies of creditors generally, including, without limitation, laws relating  to fraudulent conveyances, preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain remedies; (iv) an implied covenant of good faith and fair dealing; and (v) the availability of equitable remedies, including, without limitation, specific performance or injunctive relief.

Stevens & Lee

Lawyers & Consultants

Two River Bancorp

July 17, 2015

(c) We have assumed that, at or prior to the time of the delivery of any such Security, (i) the board of directors shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the State of New Jersey; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (iv) the indentures and the Debt Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such Security.

(d) We have assumed that the execution, delivery and performance by the Company of any Security whose terms are established subsequent to the date hereof (i) require no action by or in respect of, or filing with, any governmental body, agency or official, except as set forth in Opinion (2) and (ii) do not contravene, or constitute a default under, any public policy, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

(e) You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

(f) In our review, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies, and (v) the proper filing or recording of all notices, certificates, and documents where such filing and recording is necessary.

(g) As to any facts material to the opinions provided herein that we did not independently establish or verify, we have relied upon certificates of public officials and statements and representations of officers and other representatives of the Company, all of which we assume to be true, correct and complete. We have also assumed that all records and other information made available to us by the Company, and upon which we relied, are complete in all respects.

(h) The opinions set forth herein are limited to the matters expressly set forth herein and no opinion may be inferred or implied beyond the matters expressly stated herein, and such opinions must be read in conjunction with the assumptions, limitations, exceptions, and qualifications set forth above.

Stevens & Lee

Lawyers & Consultants

Two River Bancorp

July 17, 2015

We hereby consent to be named in the Registration Statement and in the Prospectus as attorneys who passed upon the legality of the Securities and to the filing of a copy of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

STEVENS & LEE

/s/ Stevens & Lee

/aml